Choice One Communications Inc.
[LOGO]
(Graphic Omitted)




Choice One Contact:
Lisa Schnorr
Director, Corporate Communications and Investor Relations
(585) 530-2965
lschnorr@choiceonecom.com


CHOICE ONE REPORTS FIRST QUARTER RESULTS; REVENUE OF $80.1 MILLION; ADJUSTED EBITDA OF $8.2 MILLION; LOSS PER SHARE OF $0.72
o Revenue was $80.1 million; up 13% from a year ago and up 10% from fourth quarter 2002
o Adjusted EBITDA (see Note 1) was $8.2 million; up $17.5 million from a year ago and more than double fourth quarter 2002 adjusted EBITDA of $3.0 million
o Loss per share was $0.72 compared with $1.37 loss per share a year ago and $0.97 loss per share in fourth quarter 2002
o Capital expenditures were $1.9 million, compared with $6.5 million in first quarter 2002 and $8.8 million in fourth quarter 2002
o    Exited first quarter with $22.8 million of cash and available financing
o    Completed company-wide roll-out of Select Savings bundled service offering

         Rochester, New York - May 5, 2003 - Choice One Communications (OTCBB:
CWON), an Integrated Communications Provider offering facilities-based voice and data telecommunications services, including Internet and DSL solutions, to businesses in 29 Northeast and Midwest markets, today announced financial and operating results for first quarter 2003.

         "Our adjusted EBITDA improved for the ninth consecutive quarter, driven by a combination of top-line growth and improvements in our cost structure," commented Steve Dubnik, Chairman and Chief Executive Officer.

         First quarter revenue was $80.1 million, up 13% from first quarter 2002 revenue of $70.6 million and up 10% from fourth quarter 2002 revenue of $72.6 million. Revenue less network costs was $39.6 million, or 49.4% of revenue, compared with $28.4 million, or 40.2% of revenue a year ago and $31.6 million, or 43.5% of revenue in fourth quarter 2002. Network costs of $40.5 million were down $1.7 million from first quarter 2002, benefiting from network optimization initiatives completed during 2002. Network costs were also down 1% sequentially from fourth quarter 2002.

         Selling, general and administrative (SG&A) expenses for first quarter 2003 decreased by 3.9% and 15.4%, respectively, from fourth quarter 2002 and first quarter 2002, reflecting the company's focus on expense management. First-quarter 2003 SG&A expenses were $31.9 million, or 39.8% of revenue, compared with fourth quarter 2002 SG&A expenses of $33.2 million, or 45.8% of revenue. SG&A expenses were $37.7 million, or 53.4% of revenue a year ago.

CHOICE ONE REPORTS FIRST QUARTER 2003 FINANCIAL AND OPERATING RESULTS

         Adjusted EBITDA (see Note 1) was $8.2 million in the first quarter, a $17.5 million improvement from first quarter 2002 adjusted EBITDA losses of $9.3 million, and more than double the fourth quarter 2002 adjusted EBITDA of $3.0 million. Capital expenditures were $1.9 million for the quarter, down $4.6 million from a year ago and down $6.9 million from fourth quarter 2002.

         Cash interest expense, which excludes interest payable in kind (PIK), was $7.5 million during first quarter 2003, compared with $7.2 million during first quarter 2002. At March 31, 2003 the company had total liquidity of $22.8 million, including $20.2 million of cash and $2.6 million available under its senior credit facility.

         Net loss applicable to common stockholders was $38.5 million, or $0.72 per share, compared with a first quarter 2002 net loss of $57.8 million, or $1.37 per share.

Sales and Operating Highlights

         During the first quarter, Choice One completed the company-wide introduction of its new Select Savings plans. The Select Savings plans offer clients a full range of services (including basic telephone service, T-1 and DSL), local and long distance calling plans and features. Local and long distance calling plans, called `Choice Call Packs,' are bundled in a variety of sizes, enabling clients to design calling plans that correspond with the specific calling patterns of their businesses. These Select Savings plans provide substantial incremental savings for clients who subscribe to multiple services or those with above-average usage.

         At March 31, 2003, the company's market penetration was estimated at 8.2% of addressable business lines compared with 6.6% a year ago. The company places great emphasis on client satisfaction and retention. Choice One's average monthly churn rate was 1.6% during first quarter 2003, consistent with fourth quarter 2002. And during the quarter, Choice One was recognized by the New York State Public Service Commission (NYSPSC) for providing excellent telephone service during 2002.

         Choice One recently activated intra-city metro fiber in its Columbus, Ohio market, bringing to 19 the total number of markets with intra-city fiber networks. The company invests in fiber networks to optimize its network costs, enhance the quality and reliability of its services and provide sufficient bandwidth to support the growth of its business.

          "We are pleased with our first quarter results," commented Mr. Dubnik. "We completed the company-wide rollout of our new Select Savings plans and our first quarter financial results demonstrate top-line growth and improved profitability."

         Note 1: EBITDA consists of earnings (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA, as used by the company, also excludes other non-cash charges, such as deferred compensation, and may be different from similarly used measures by other companies. EBITDA and adjusted EBITDA are not measures of financial performance under GAAP, however, management

CHOICE ONE REPORTS FIRST QUARTER 2003 FINANCIAL AND OPERATING RESULTS

         believes that EBITDA and adjusted EBITDA are useful measures of the company's liquidity. Adjusted EBITDA is reconciled to net cash used in operating activities in the attached financial tables.


About Choice One Communications

         Headquartered in Rochester, New York, Choice One Communications Inc. (OTCBB: CWON) is a leading integrated communications services provider offering voice and data services including Internet and DSL solutions, to businesses in 29 metropolitan areas (markets) across 12 Northeast and Midwest states. Choice One reported $290 million of revenue in 2002, has more than 100,000 clients and employs approximately 1,400 colleagues.

         Choice One's markets include: Hartford and New Haven, Connecticut; Rockford, Illinois; Bloomington/Evansville, Fort Wayne, Indianapolis, South Bend/Elkhart, Indiana; Springfield and Worcester, Massachusetts; Portland/Augusta, Maine; Grand Rapids and Kalamazoo, Michigan; Manchester/Portsmouth, New Hampshire; Albany (including Kingston, Newburgh, Plattsburgh and Poughkeepsie), Buffalo, Rochester and Syracuse (including Binghamton, Elmira and Watertown), New York; Akron (including Youngstown), Columbus and Dayton, Ohio; Allentown, Erie, Harrisburg, Pittsburgh and Wilkes-Barre/Scranton, Pennsylvania; Providence, Rhode Island; Green Bay (including Appleton and Oshkosh), Madison and Milwaukee, Wisconsin.

         The company has intra-city fiber networks in the following markets:
Hartford, Connecticut; Rockford, Illinois; Bloomington/Evansville, Fort Wayne, Indianapolis, South Bend/Elkhart, Indiana; Springfield, Massachusetts; Grand Rapids and Kalamazoo, Michigan; Albany, Buffalo, Rochester and Syracuse, New York; Columbus, Ohio; Pittsburgh, Pennsylvania; Providence, Rhode Island; Green Bay, Madison and Milwaukee, Wisconsin.

         For further information about Choice One, visit our web site at www.choiceonecom.com or contact us at 1-888-832-5800.


Forward-Looking Statements

Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and the company intends such forward-looking statements be subject to the safe harbors created thereby. The words "believes", "expects", "estimates", "anticipates", "will", "will be", "could", "may" and "plans" and the negative or other similar words or expressions identify forward-looking statements made by or on behalf of Choice One Communications Inc. ("the company"). These forward-looking statements are subject to many uncertainties and factors that may cause the actual results of the company to be materially different from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties and factors include, but are not limited to, continued compliance with covenants for borrowing under our bank credit facility, availability of financing, availability of significant operating cash flows, continued availability of regulatory approvals, the number of potential customers and average revenue for such customers in a market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the company's business, changes in the competitive climate in which the company operates and the emergence of future opportunities, all of which could cause actual results and experiences to vary significantly from the company's current business plan and to differ materially from anticipated results and expectations expressed in the forward-looking statements contained herein. These and other applicable risks are summarized under the caption "Risk Factors" and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2002, Registration No. 000-29279, filed with the Securities and Exchange Commission on March 31, 2003.

                                     # # # #


                                        CHOICE ONE COMMUNICATIONS INC. AND SUBSIDIARIES
                                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (Dollars in thousands, except per share amounts)


                                               Three Months           Three Months
                                                   Ended                 Ended                  Dollar            Percent
                                                 March 31,             March 31,               Increase/         Increase/
                                                    2003                  2002                (Decrease)         (Decrease)
                                              --------------         ---------------          ------------      --------------
                                               (unaudited)           (unaudited)


REVENUE                                          $  80,100               $  70,595              $   9,505              13%

OPERATING EXPENSES

       Network costs                                40,526                  42,185                 (1,659)             -4%
       Selling, general and administrative          31,896                  37,720                 (5,824)            -15%
       Non-cash management ownership
          allocation charge                              -                   5,367                 (5,367)           -100%
       Non-cash deferred compensation                  475                   2,109                 (1,634)            -77%
       Loss on disposition of assets                    59                     245                   (186)            -76%
       Restructuring costs (1)                        (535)                      -                   (535)           -100%
       Depreciation and amortization                17,569                  16,174                  1,395               9%
                                                    ------                 --------               -------            -----
          Total operating expenses                  89,990                 103,800                (13,810)            -13%
                                                    ------                 -------                -------           ------

          Loss from operations                      (9,890)                (33,205)                23,315              70%

OTHER (EXPENSE) INCOME:
       Interest expense, net (2)                   (16,374)                (14,110)                (2,264)             16%
                                                   -------                 -------                -------           ------

NET LOSS                                         $ (26,264)              $ (47,315)             $  21,051              44%
                                                   =======                 =======                =======           ======

       Accretion on preferred stock                  2,592                   1,986                    606              31%
       Accrued dividends on preferred stock          9,763                   8,508                  1,255              15%

                                                   -------                 -------                -------           ------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS        $(38,619)              $ (57,809)             $  19,190              33%
                                                   =======                 =======                =======           ======

NET LOSS PER SHARE, basic and diluted             $  (0.72)              $   (1.37)             $    0.65              47%
                                                   =======                 =======                =======

WEIGHTED AVERAGE NUMBER
   OF SHARES OUTSTANDING (000s), basic and diluted  53,510                  42,108
                                                   =======                 =======


Notes:

 (1) During 2002, the company committed to a plan that included certain network optimization projects and exiting the Ann Arbor/Lansing, Michigan market. In connection with the plan, the company recorded a restructuring charge of approximately $5.3 million. During February 2003, we modified a portion of our restructuring plan related to reduced reliance on certain collocations. As the Company engaged in these restructuring actions during the first quarter of 2003, it learned that additional costs would be charged to it by the established telephone companies regarding anticipated collocation closings. Based on this new information, we reduced the number of collocation sites that will be affected. As a result, the Company modified a portion of its restructuring plan and reversed approximately $0.7 million in restructuring costs. At the same time , the Company increased the restructuring for costs that became known during the first quarter for severance and other network facility items.

 (2)   A reconciliation to cash interest expense:

                                                                               Three months ended      Three months ended
                                                                                 March 31, 2003          March 31, 2002
                                                                               --------------------    -------------------
       Interest expense, net                                                    $       (16,374)       $       (14,110)
                          PIK interest on subordinated notes and Term C loan              7,404                   5,795
                          Non-cash interest on IRUs                                         179                       -
                          Amortization of deferred financing costs                        1,141                   1,016
                          Amortization of discount on long-term debt                        268                     123
                          Interest and other income                                        (103)                    (54)
                                                                                   ------------             -----------
       Cash interest expense                                                    $        (7,485)       $         (7,230)
                                                                                   ============             ===========



                                      CHOICE ONE COMMUNICATIONS INC. AND SUBSIDIARIES
                       ADJUSTED EARNINGS BEFORE INCOME TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)
                                                   (Dollars in thousands)



                                                             Three Months            Three Months           Three Months
                                                                 Ended                  Ended                  Ended
                                                               March 31,              March 31,             December 31,
                                                                 2003                    2002                   2002
                                                          -----------------------------------------    -------------------
                                                              (unaudited)          (unaudited)              (unaudited)

     Net cash used in operating activities                     $   (8,123)          $  (27,165)             $    (5,092)
     Adjustments to reconcile:
       Changes in assets and liabilities                            8,954               10,678                   (3,931)
       Other expense, net                                          16,373               14,110                   16,799
       Amortization of deferred financing costs                    (1,141)              (1,016)                  (1,404)
       Amortization of discount on long-term debt                    (268)                (123)                    (261)
       Interest payable in-kind on long-term debt and IRUs         (7,583)              (5,794)                  (7,756)
                                                               -----------          -----------             ------------
     Adjusted EBITDA, as reported                              $    8,212           $   (9,310)             $    (1,645)

                                                               ===========          ===========             ============

       Deferred revenue adjustment                                                                                4,642

                                                                                                            ------------
    Adjusted EBITDA                                                                                         $     2,997
                                                                                                            ============

                                      CHOICE ONE COMMUNICATIONS INC. AND SUBSIDIARIES
                                           CONDENSED CONSOLIDATED BALANCE SHEETS
                                (Dollars in thousands, except share and per share amounts)


                                                                                  March 31,              December 31,
                                                                                     2003                    2002
                                                                             -------------------      -------------------
                                                                                 (unaudited)
ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                                   $       20,192          $        29,434
     Accounts receivable, net                                                            38,372                   43,215
     Prepaid expenses and other current assets                                            3,465                    2,298
                                                                                 ---------------         ----------------
           Total current assets                                                          62,029                   74,947

PROPERTY AND EQUIPMENT
     Property and equipment                                                             470,480                  467,214
     Less:  accumulated depreciation                                                   (145,224)                (130,503)
                                                                                 ---------------         ----------------
           Property and equipment, net                                                  325,256                  336,711

Intangible assets, net of accumulated amortization                                       43,734                   47,479
Other assets                                                                              4,908                    4,813
                                                                                 ---------------         ----------------
           Other assets, net                                                             48,642                   52,292
                                                                                 ---------------         ----------------
     Total assets                                                                $      435,927          $       463,950
                                                                                 ===============         ================


LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
     Current portion of capital leases for indefeasible
     rights to use fiber (IRU)                                                    $         481          $           461
     Accounts payable                                                                    12,949                   14,717
     Accrued expenses                                                                    47,048                   58,381
                                                                                ----------------         ----------------
           Total current liabilities                                                     60,478                   73,559

LONG-TERM DEBT AND OTHER LIABILITIES
     Long-term debt
           Senior credit facility (1)                                                   394,080                  392,264
           Subordinated notes (2)                                                       210,408                  203,677
     Interest rate swaps                                                                 18,253                   19,308
     Long term capital leases for indefeasible rights to use fiber                       33,916                   31,968
     Other long-term liabilities                                                          3,652                    3,581
                                                                                ----------------         ----------------
           Total long-term debt and other liabilities                                   660,309                  650,798

REDEEMABLE PREFERRED STOCK
     Series A Preferred stock, $0.01 par value, 340,000 shares
     authorized; 251,588 shares issued and outstanding at
     March 31, 2003 and December 31, 2002, respectively                                 255,887                  243,532


STOCKHOLDERS' DEFICIT
     Undesignated preferred stock, $0.01 par value, 4,600,000 shares
           authorized, no shares issued and outstanding                                      -                        -
     Common stock, $0.01 par value; 150,000,000  shares
           authorized, 43,721,018 and 42,478,396 shares issued at
           March 31, 2003 and December 31, 2002, respectively                               437                      425
     Treasury stock, 135,415 shares, at cost, at March 31, 2003
           and December 31, 2002                                                           (473)                    (473)
     Additional paid-in capital                                                         487,199                  498,439
     Deferred compensation                                                                 (762)                    (391)
     Accumulated other comprehensive loss                                               (18,253)                 (19,308)
     Accumulated deficit                                                             (1,008,895)                (982,631)
                                                                                 ---------------         ----------------
           Total stockholders' deficit                                                 (540,747)                (503,939)

                                                                                 ---------------         ----------------
           Total liabilities and stockholders' deficit                           $      435,927          $       463,950
                                                                                 ===============         ================


Notes:


     (1) The senior credit facility includes discount on issuance of $4.0 million and $ 4.1 million at March 31, 2003 and December 31, 2002, respectively. The discount is associated with the Term C loan financing which closed in September 2002.

     (2) The subordinated notes include discount on issuance of $2.6 million and $2.8 million at March 31, 2003 and December 31, 2002, respectively. The subordinated notes also include the accrued interest which is payable-in-kind (PIK). Accrued PIK interest, included in the subordinated notes, was $10.3 million and $3.7 million at March 31, 2003 and December 31, 2002, respectively.